UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2005, the Board of Directors approved the following recommendations of the Executive Compensation and Employee Benefits Committee regarding compensation for the Company’s executive officers:

1. 2005 Salaries; Annual Incentive Compensation Earned in 2004.

The 2005 salaries for Aqua America’s executive officers of $399,600 for Mr. DeBenedictis, $238,454 for Mr. Stahl, $210,132 for Mr. Smeltzer, $196,112 for Mr. Riegler and $184,246 for Mr. Hugus. Such salaries will become effective April 1, 2005.

The annual incentive compensation payouts under Aqua America’s 2004 Annual Cash Incentive Compensation Plan of $330,000 for Mr. DeBenedictis, $90,872 for Mr. Stahl, $79,186 for Mr. Smeltzer, $46,648 for Mr. Riegler and $35,963 for Mr. Hugus.

2. Acceleration of Payout of 2003 and 2004 Dividend Equivalent Awards; Grants of 2005 Dividend Equivalent Awards; Performance Criteria for Acceleration of Payout of Dividend Equivalent Awards.

The acceleration of the payment period by one year for the previously granted 2003 and 2004 dividend equivalent awards based on Aqua America’s achievement of the performance criteria established by the Executive Compensation and Employee Benefits Committee in early 2004 with respect to Aqua America’s earnings target, dividends, total return to shareholders and customer growth in 2004. As a result of the acceleration relating to the 2003 dividend equivalent awards, the 2003 dividend equivalents accrued for the executive officers since the grant of the dividend equivalent awards in 2003 will be paid to the executives in March 2005 in the amount of $66,275 for Mr. DeBenedictis, $21,690 for Mr. Stahl, $15,062 for Mr. Smeltzer, $12,050 for Mr. Riegler and $12,050 for Mr. Hugus. Payments of the remaining amounts due under the 2003 dividend equivalent grants will be made to the named executives on a quarterly basis at the same time and at the same rate as the dividend payments to shareholders through March 3, 2007 with respect to 68,750 dividend equivalents for Mr. DeBenedictis, 22,500 dividend equivalents for Mr. Stahl, 15,562 dividend equivalents for Mr. Smeltzer, 12,500 dividend equivalents for Mr. Riegler and 12,500 dividend equivalents for Mr. Hugus. As a result of the acceleration relating to the 2004 dividend equivalent awards, the 2004 dividend equivalents accrued for the executive officers since the grant of the dividend equivalent awards in 2004 would be paid to the executives on March 1, 2007 with respect to 70,000 dividend equivalents for Mr. DeBenedictis, 22,500 dividend equivalents for Mr. Stahl, 15,000 dividend equivalents for Mr. Smeltzer, 10,000 dividend equivalents for Mr. Riegler and 10,000 dividend equivalents for Mr. Hugus; provided, that the payment of the 2004 dividend equivalents accrued for the executive officers since the grant of the dividend equivalents could be accelerated by one additional year to March 1, 2006 or delayed by one year to March 1, 2008 depending on whether the Company achieves the performance criteria for 2005 established by the Executive Compensation and Employee Benefits Committee.

The following dividend equivalent awards for 2005: 70,000 dividend equivalents for Mr. DeBenedictis, 20,000 dividend equivalents for Mr. Stahl, 15,000 dividend equivalents for Mr. Smeltzer, 10,000 dividend equivalents for Mr. Riegler and 10,000 dividend equivalents for Mr. Hugus.

The performance criteria for 2005 and for future years, unless otherwise specified by the Executive Compensation and Employee Benefits Committee, for the acceleration of payouts of dividend equivalent awards will be based upon Aqua America earnings per share, dividends, total return to shareholders and customer growth.

3. Vesting of Restricted Stock Granted in 2004; Grants of Restricted Stock.

Based on Aqua America’s achievement of the 2004 financial target for operating earnings established by the Executive Compensation and Employee Benefits Committee on March 19, 2004, the vesting as of March 19, 2005 of the following number of shares of restricted stock granted by the Executive Compensation and Employee Benefits Committee: (a) 10,000 shares of restricted stock granted to Mr. DeBenedictis with a one-year vesting period and (b) the following number of shares granted with a vesting period of one-third of the total grant each year on the anniversary of the date of grant — 2,000 shares for Mr. DeBenedictis, 1,833 shares for Mr. Stahl, 1,333 shares for Mr. Smeltzer and 333 shares for Mr. Riegler.

The granting of the following shares of restricted stock with a vesting period of one-third of the total grant each year on the anniversary of the date of grant, provided Aqua America achieves the annual financial target for operating earnings for the immediately preceding year established by the Executive Compensation and Employee Benefits Committee at the time of the grant: 13,000 shares for Mr. DeBenedictis, 5,000 shares for Mr. Stahl and 4,000 shares for Mr. Smeltzer.

Item 9.01. Financial Statements and Exhibits.

10.1 2005 Salaries; Annual Incentive Compensation Earned in 2004

10.2 Acceleration of Payout of 2003 and 2004 Dividend Equivalent Awards; Grants of 2005 Dividend Equivalent Awards; Performance Criteria for Acceleration of Payout of Dividend Equivalent Awards

10.3 Vesting of Restricted Stock Granted in 2004; Grants of Restricted Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

March 7, 2005	By:	ROY H. STAHL

Name: ROY H. STAHL
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.1	2005 Salaries; Annual Incentive Compensation Earned in 2004
10.2	Acceleration of Payout of 2003 and 2004 Dividend Equivalent Awards; Grants of 2005 Dividend Equivalent Awards; Performance Criteria for Acceleration of Payout of Dividend Equivalent Awards
10.3	Vesting of Restricted Stock Granted in 2004; Grants of Restricted Stock